Paul Hastings LLP

101 California Street

Forty-Eighth Floor

San Francisco, CA 94111

telephone (415) 856-7000

facsimile (415) 856-7100

www.paulhastings.com

July 26, 2024

VIA EDGAR

Metropolitan West Funds

515 South Flower Street

Los Angeles, California 90071

Re:	TCW Metropolitan West Funds - File Nos. 333-18737 and 811-07989

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

David A. Hearth

for PAUL HASTINGS LLP